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                                                                  Exhibit 3.1(j)

(LOGO)   DEAN HELLER
         Secretary of State
         206 North Carson Street
         Carson City, Nevada 89701-4299
         (775) 684 5708
         Website: secretaryofstate.biz

                            Articles Of Organization
                            Limited-Liability Company
                              (PURSUANT TO NRS 86)

                                                                         (STAMP)

Important: Read attached instructions before     ABOVE SPACE IS FOR OFFICE USE
           completing form.                      ONLY

1. NAME OF LIMITED-
   LIABILITY COMPANY   ASHTON DENVER RESIDENTIAL, LLC

2. RESIDENT AGENT      The Corporation Trust Company of Nevada
   NAME AND STREET     Name
   ADDRESS:
   (must be a Nevada   6100 Neil Road, Suite 500         Reno      NEVADA    89511
   address where       Physical Street Address           City                Zip Code
   process may be
   served)             _______________________________   _______   _______   ________
                       Additional Mailing Address        City      State     Zip Code

3. DISSOLUTION DATE:   Latest date upon which the company is to
   (OPTIONAL - see     dissolve (If existence is not perpetual): ____________________
   instructions)

4. MANAGEMENT          Company shall be managed by 3  [X] Manager(s)  OR  [ ] Members
   (check one)

5. NAMES ADDRESSES,    Bruce Freeman
   OF MANAGER(S) OR    Name                                             CANADA
   MEMBERS:
   (attach             3751 Victoria Park Avenue         Toronto   Ontario   M1W 3Z4
   additional pages    Address                           City      State     Zip Code
   as necessary)
                       Harry Rosenbaum
                       Name                                             CANADA

                       3751 Victoria Park Avenue         Toronto   Ontario   M1W 3Z4
                       Address                           City      State     Zip Code

                       Seymour Joffe
                       Name                                             CANADA

                       3751 Victoria Park Avenue         Toronto   Ontario   M1W 3Z4
                       Address                           City      State     Zip Code

6. NAMES, ADDRESSES    Tim Hagen
   AND SIGNATURES OF   Name
   ORGANIZERS
   (if more than one
   organizer attach                                      /s/ Tim Hagen
   additional page)                                      ----------------------------
                                                         Signature

                       14643 Dallas Parkway, Suite 570   Dallas    Texas     75254
                       Address                           City      State     Zip Code

7. CERTIFICATE OF      I hereby accept appointment as Resident Agent for the above
   ACCEPTANCE OF       named limited-liability company.
   APPOINTMENT OF
   RESIDENT AGENT:
                       /s/
                       -------------------------------
                       Authorized Signature of R.A. or   Date 11/17/04
                       On Behalf of R.A. Company

This form must be accompanied by appropriate fees. See attached fee schedule.

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                                 PAGE TWO (2) TO
                           ARTICLES OF ORGANIZATION OF
                 ASHTON DENVER RESIDENTIAL, LLC (THE "COMPANY")

8. PURPOSE: The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

9. RIGHT TO CONTINUE BUSINESS: The remaining members of the Company have the right to continue the business of the Company on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member of the Company.

10. NON-UNANIMOUS CONSENTS: Any action required by the Act to be taken at any annual or special meeting of members, or any action which may be taken at any annual or special meeting of members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of the taking of any action by the members without a meeting by less than unanimous written consent shall be given to those members who did not consent in writing to the action.

11. NO PREEMPTIVE RIGHTS: No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold or offered for sale by the Company.

12. NO CUMULATIVE VOTING: The right of members to cumulative voting in the election of managers is expressly prohibited.

13. MANAGER LIABILITY: A manager of the Company shall not be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except that this Article does not eliminate or limit the liability of a manager to the extent the manager is found liable for (i) a breach of the manager's duty of loyalty to the Company or its members; (ii) an act or omission not in good faith that constitutes a breach of duty of the manager of the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or (iv) an act or omission for which the liability of a manager is expressly provided by an applicable statute. Any repeal or amendment of this Article by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the manager of the Company is not liable as set forth in the preceding sentences, the manager shall not be liable to the fullest extent permitted by any provision of the statutes of Nevada hereafter enacted that further limits the liability of a manager or of a director of a corporation.